Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

Patrick Industries, Inc.

Elkhart, Indiana

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Patrick Industries, Inc. of our report dated April 2, 2007 relating to our audit of the 2006 consolidated financial statements, which appears in its Annual Report (Forms 10-K and 10-K/A) for the year ended December 31, 2007.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ McGLADREY & PULLEN, LLP

Elkhart, Indiana

December 19, 2008